UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 12, 2016, LifeVantage Corporation ("LifeVantage" or the “Company”) issued a press release announcing its financial results for the fiscal year 2016 and the first quarter of fiscal 2017. A copy of the Company’s press release is attached as Exhibit 99.1 to this report and incorporated by reference.

The information furnished in this Item 2.02 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2016, the Board of Directors of the Company approved an amendment and restatement of the employment agreement (the “Amended Agreement”) between the Company and the Company’s President and Chief Executive Officer, Darren Jensen.  A copy of the Amended Agreement is attached as Exhibit 99.2 and incorporated herein by reference.

The Amended Agreement strengthens certain nonsolicitation and noncompete restrictive covenants that apply to Mr. Jensen, makes explicit that a Company incentive compensation clawback policy will apply when adopted to Mr. Jensen’s qualifying incentive compensation, and eliminates certain obsolete provisions in his original employment agreement.  In addition, Mr. Jensen agreed to waive for future fiscal years his rights to certain cash incentive bonus awards described in his original employment agreement and the Company agreed to provide him with the cash incentive bonus awards beginning with the Company’s fiscal year 2018 and ending with the fiscal year in which the Company first achieves annual revenue of at least $500 million pursuant to which he will receive annual incentive payments granted under the Company’s shareholder-approved long-term incentive plan, as currently in effect or as may be in effect in the future, for incremental increases in annual revenue from sales of each of the Company’s product lines listed below over prior year product line revenue in amounts equal to the percentages indicated for the respective product line as set forth below:

Product Line	Annual Bonus Will Equal % of the Increase in Year-over-Year Revenues for the Product Line

Protandim	3%
TrueScience	2%
PhysIQ	2%

Under each of the three above product line-based awards, if the Company’s overall gross profit margin for a completed fiscal year falls below the overall gross profit margin for the prior year, then the annual incentive payments described above relating to such year shall be reduced by twenty-five percent (25%) for each ten percent (10%) reduction in overall gross profit margin (with straight line interpolation applied to any decline in overall gross margin of other than ten percent (10%)).

Beginning with fiscal 2018 and ending at the end of the fiscal year during which the Company first achieves annual revenue of at least $500 million, Mr. Jensen will also be eligible to earn the following additional amounts:

•	a one-time cash bonus of $300,000 when Company annual net revenue exceeds $300 million;

•	a one-time cash bonus of $400,000 when annual net revenue exceeds $400 million; and

•	a one-time cash bonus of $500,000 when annual net revenue exceeds $500 million.

If two (or more) annual Revenue Milestones are first achieved during a single fiscal year, Mr. Jensen will be paid the sum of the bonus amounts that relate to each Revenue Milestone achieved during such year. If, following achievement of a Revenue Milestone, the Company’s annual revenue for a subsequent fiscal year is less than the previously achieved Revenue Milestone, the next Revenue Milestone is voided and no bonus will be paid for achievement of such next Revenue Milestone.

Item 9.01.     Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

99.1	Press Release issued by the Company on December 12, 2016, announcing its financial results for the fiscal year 2016 and the first quarter of fiscal 2017.
99.2*	Amended and Restated Employment Agreement, dated December 6, 2016, by and between Darren Jensen and LifeVantage Corporation.

* Management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2016	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Senior Vice President, Legal Affairs

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on December 12, 2016, announcing its financial results for the fiscal year 2016 and the first quarter of fiscal 2017.
99.2*	Amended and Restated Employment Agreement, dated December 6, 2016, by and between Darren Jensen and LifeVantage Corporation.

* Management contract or compensatory plan or arrangement.